UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 5, 2018 (August 28, 2018)

Newgioco Group, Inc

(Exact name of Registrant as specified in its charter)

Delaware	000-50045	33-0823179
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

130 Adelaide Street West, Suite 701

Toronto, Ontario M5H 2K4, Canada

(Address of Principal Executive Offices)

+39 391 306 4134

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of President

On August 28, 2018, Mr. Alessandro Marcelli resigned as President of Newgioco Group, Inc. (the “Company”). Mr. Marcelli will continue to serve as Chief Operating Officer of the Company.

Resignation and Appointment of Chairman

On August 28, 2018, Michele Ciavarella resigned as Chairman of the board of directors (the “Board”) of the Company. Effective August 28, 2018, the Board appointed Harold Wolkin to serve as Chairman to fill the vacancy created by the resignation of Michele Ciavarella. Mr. Ciavarella will continue to serve as a member of the Board.

Appointment of Interim Chief Financial Officer

On August 28, 2018, the Board appointed James Cardwell as its Interim Chief Financial Officer. The Company has a succession planning process in place and has begun a search for a permanent Chief Financial Officer. There is no family relationship between Mr. Cardwell and any of our other officers and directors. There are no understandings or arrangements between Mr. Cardwell and any other person pursuant to which Mr. Cardwell was appointed as Interim Chief Financial Officer.

Set forth below is the biographical information on Mr. Cardwell, as required by Item 401 of Regulation S-K.

James Cardwell has more than 35 years of experience in, among other things, U.S. Securities and Exchange Commission ( “SEC”) reporting and compliance, financial reporting and tax research and compliance. Since July 2015, Mr. Cardwell has served as Chief Operating Officer and Senior Associate of The CFO Squad LLC, a company which provides chief financial officer support services including, but not limited to, pre-audit services, SEC and tax compliance and financial reporting services to both international and domestic private and public companies. From January 2018 until May 2018, Mr. Cardwell served as interim Chief Financial Officer of VerifyMe, Inc. Mr. Cardwell graduated from Illinois State University with a bachelor of science degree in accounting.  Upon graduation, Mr. Cardwell began his career at Arthur Andersen & Co and served as Senior Tax Consultant.  For over 30 years, Mr. Cardwell served in various capacities for public and private companies in the entertainment industry including serving as the Chief Financial Officer of S2BN Entertainment, Inc.; the Deputy Director of the National Jazz Museum in Harlem, New York; the Chief Financial Officer of Sibling Entertainment, Inc.; the Chief Executive Officer and director of Good Galaxy Entertainment, Inc.; the Associate Producer of Nunsense Theatrical Company LP and the founder and President of Cardwell Productions. Mr. Cardwell is a certified public accountant in the State of New York.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 5, 2018	Newgioco Group, Inc.

By: /s/ Michele Ciavarella
Michele Ciavarella
Chief Executive Officer